As filed with the Securities and Exchange Commission on January 26, 2004

Registration No. 333-110513

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRW AUTOMOTIVE HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3714 (Primary Standard Industrial Classification Code Number) ______________________	81-0597059 (I.R.S. Employer Identification Number)
12025 Tech Center Drive Livonia, Michigan 48150 (734) 266-2600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

David L. Bialosky, Esq. Vice President and General Counsel TRW Automotive Holdings Corp. 12025 Tech Center Drive Livonia, Michigan 48150 (734) 266-2600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Risë B. Norman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	D. Collier Kirkham, Esq. Ronald Cami, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza, 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.01 per share	—	—	$805,000,000	$65,124.50	(2)
Preferred Stock Purchase Rights (3)	—	—	—	—
Total	—	—	$805,000,000	$65,124.50

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o). Includes shares subject to the underwriters' over-allotment option.

(2)	Previously paid.

(3)	The preferred stock purchase rights initially will trade together with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the common stock.
____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 of TRW Automotive Holdings Corp. is being filed for the purpose of filing exhibits.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The actual and estimated expenses in connection with this offering, all of which will be borne by us are as follows:

SEC Registration Fee	$65,125
Printing and Engraving Expenses	400,000
Legal Fees	1,500,000
Accounting Fees	500,000
NYSE Listing Fees	250,000
NASD Filing Fee	30,500
Miscellaneous	66,185
Total	$2,811,810

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

TRW Automotive Holdings Corp. (the "Registrant") is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1) provides that except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that the Registrant may indemnify directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Article IV of the Registrant's Amended and Restated By-laws provides that:

With respect to third party claims, the Registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or, if at a time when he or she was a director or officer of the Registrant, is or was serving at the request of, or to represent the interests of, the Registrant as a director, officer, partner, member, trustee, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Registrant shall not be obligated to indemnify a director or officer of the Registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the President of the Registrant and (ii) the Registrant shall not be obligated to indemnify against any amount paid in settlement unless the Registrant has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Registrant or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Registrant or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Registrant in a specific case as permitted by the Amended and Restated By-laws.

The Registrant's Amended and Restated By-laws also provides that, with respect to derivative claims, the Registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Registrant, is or was serving at the request of, or to represent the interests of, the Registrant as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Registrant shall not be obligated to indemnify a director or officer of the Registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Registrant commenced by such Person, but such indemnification may be provided by the Registrant in any specific case as permitted under the Amended and Restated By-laws.

The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant may, in such capacities, incur.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

Since its inception, the Registrant has issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering thereunder. All of the below-referenced securities are deemed restricted securities for the purposes of the Securities Act. No underwriters were involved in any of the below-referenced sales of securities.

In connection with the Acquisition, on February 28, 2003, TRW Automotive Inc. sold $925 million principal amount of 9 3/8% Senior Notes due 2013 and $300 million principal amount of 11% Senior Subordinate Notes due 2013 to J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) Inc. and SunTrust Capital Markets, Inc. and €200 million principal amount of 10 1/8% Senior Notes due 2013 and €125 million principal amount of 11¾% Senior Subordinated Notes due 2013 (collectively, the "Notes") to J.P. Morgan Securities Ltd., Credit Suisse First Boston Europe Ltd., Lehman Brothers International (Europe), Deutsche Bank AG London, Banc of America Securities Limited, Scotia Capital Inc., TD Securities (USA) Inc. and SunTrust Capital Markets, Inc. for an aggregate net proceeds of $1,577 million (based on the exchange rate on the date of Acquisition). On July 1, 2003, TRW Automotive Inc. filed with the SEC a registration statement on Form S-4 relating to (i) the registration of the Notes and (ii) TRW Automotive Inc.'s offers to exchange the registered notes for the privately placed notes. Neither TRW Automotive Inc. nor the Registrant will receive any proceeds from the exchange offers. Such registration statement became effective on November 5, 2003 and the exchange was completed in December 2003.

In connection with the Acquisition, on February 28, 2003, the Registrant issued 675,412 shares of common stock to Automotive Investors L.L.C., in which Blackstone has a controlling equity interest, and 170,000 shares of common stock to an affiliate of Northrop Grumman, for an aggregate consideration of $675 million and $170 million, respectively, and at a price per share of $1,000.

On February 28, 2003, the Registrant also issued an aggregate of 10,588 shares of common stock to 37 of our officers and employees of certain of our subsidiaries for an aggregate consideration of $10.588 million in cash and at a price per share of $1,000. Simultaneously with these purchases, the Registrant also issued to these members of management and employees options to purchase an aggregate of 66,610 shares of common stock under the 2003 Stock Incentive Plan. These options will vest in 20% equal annual increments over a five-year period from the date of grant.

On February 28, 2003, JPMorgan Chase Bank (the "escrow agent"), acting for the benefit of employees of certain of our subsidiaries, subscribed for and purchased 12,000 shares of the Registrant's common stock at a price per share of $1,000 for an aggregate consideration of $12.0 million, with the proceeds of a promissory note issued to TRW Automotive Inc. On March 25, 2003, the Registrant repurchased 6,119.5 of such shares from the escrow agent at a price per share of $1,000 (and affiliates of Blackstone repurchased the remainder of such shares) and the note was paid.

On March 25, 2003, the Registrant issued an aggregate of 6,119.5 shares of common stock to 189 employees of certain of our subsidiaries for an aggregate consideration of $6.1195 million.

On April 29, 2003, the Registrant issued to employees of certain of its subsidiaries options to purchase an aggregate of 19,575 shares that will vest in 20% equal annual increments over a five-year period form the date of grant.

On December 1, 2003 and in mid-December, the Registrant issued to employees of certain of its subsidiaries options to purchase an aggregate of 9,130 shares and 4,504 shares, respectively, that will vest in 20% equal annual increments over a five-year period from the date of grant.

On December 12, 2003 the Registrant issued an aggregate of 1,048 shares of common stock to 32 employees of certain of our subsidiaries for an aggregate consideration of $1,362,400 and at a price per share of $1,300.

The sales of the above securities were exempt from the registration requirements of the Securities Act, in reliance on Section 4(2) of the Securities Act, Regulation S, Regulation D or Rule 701

promulgated thereunder, as transactions by an issuer not involving a public offering or to qualified institutional buyers or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. There were no underwriters involved in connection with the sale of the above securities.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibit Index

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16(a) by reference.

(b)   Financial Statement Schedule

SCHEDULE II
Valuation and Qualifying Accounts for the years ended
December 31, 2000, December 31, 2001 and December 31, 2002
(Dollars in millions)

		Additions
Description	Balance at beginning of period	Charged to costs and expenses	Charged (credited) to other accounts	Deductions*	Balance at end of period

Year ended December 31, 2000 Allowance for doubtful accounts	$38	$7	$—	$(4)	$41
Deferred tax asset valuation allowance	138	(35)	—	—	103
Year ended December 31, 2001 Allowance for doubtful accounts	$41	10	$—	$(10)	$41
Deferred tax asset valuation allowance	103	(28)	—	—	75
Year ended December 31, 2002 Allowance for doubtful accounts	$41	$16	$—	$(4)	$53
Deferred tax asset valuation allowance	75	(18)	—	—	57

*   Uncollectible accounts charged off, net of recoveries.

ITEM 17.    UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(2)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TRW Automotive Holdings Corp. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on January 26, 2004.

TRW Automotive Holdings Corp.

By:  *

Name: Joseph S. Cantie

Title: Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on January 26, 2004.

Signature	Title

*	President, Chief Executive Officer and Director (Principal Executive Officer)

John C. Plant

*	Vice President and Chief Financial Officer (Principal Financial Officer)

Joseph S. Cantie

*	Controller (Principal Accounting Officer)

Tammy S. Mitchell

*	Director

Robert L. Friedman

*	Director

Neil P. Simpkins

*	Director

Joshua H. Astrof

*	Director

Mark J. Johnson

*	Director

J. Michael Losh

*	Director

Michael O'Neill

*	Director

Paul H. O'Neill

By:  /s/ David L. Bialosky

David L. Bialosky
        as Attorney-in-fact

  EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*****	Form of Underwriting Agreement
2.1*	The Master Purchase Agreement, dated as of November 18, 2002, between BCP Acquisition Company L.L.C. and Northrop Grumman Corporation
2.2*	Amendment No. 1, dated December 20, 2002, to the Master Purchase Agreement, dated as of November 18, 2002, among BCP Acquisition Company L.L.C., Northrop Grumman Corporation, TRW Inc. and TRW Automotive Inc.
2.3*	Amendment No. 2, dated February 28, 2003, to the Master Purchase Agreement, dated as of November 18, 2002, among BCP Acquisition Company L.L.C., Northrop Grumman Corporation, Northrop Grumman Space & Mission Systems Corp. and TRW Automotive Inc.
3.1*****	Amended and Restated Certificate of Incorporation of TRW Automotive Holdings Corp.
3.2*****	Amended and Restated By-Laws of TRW Automotive Holdings Corp.
4.1	Form of Certificate of Common Stock
4.2*	Dollar Senior Notes Indenture dated as of February 18, 2003 between TRW Automotive Acquisition Corp. and The Bank of New York, as Trustee
4.3*	Dollar Senior Notes Supplemental Indenture dated as of February 28, 2003 among the New Guarantors (as defined therein), TRW Automotive Acquisition Corp. and The Bank of New York, as Trustee
4.4*	Dollar Senior Subordinated Notes Indenture dated as of February 18, 2003 between TRW Automotive Acquisition Corp. and The Bank of New York, as Trustee
4.5*	Dollar Senior Subordinated Notes Supplemental Indenture dated as of February 28, 2003 among the New Guarantors (as defined therein), TRW Automotive Acquisition Corp. and The Bank of New York, as Trustee
4.6*	Euro Senior Notes Indenture dated as of February 18, 2003 between TRW Automotive Acquisition Corp. and The Bank of New York, as Trustee
4.7*	Euro Senior Notes Supplemental Indenture dated as of February 28, 2003 among the New Guarantors (as defined therein), TRW Automotive Acquisition Corp. and The Bank of New York, as Trustee
4.8*	Euro Senior Subordinated Notes Indenture dated as of February 18, 2003 between TRW Automotive Acquisition Corp. and The Bank of New York, as Trustee
4.9*	Euro Senior Subordinated Notes Supplemental Indenture dated as of February 28, 2003 among the New Guarantors (as defined therein), TRW Automotive Acquisition Corp. and The Bank of New York, as Trustee
4.10*	9 3/8% $925,000,000 Senior Notes Due 2013 Exchange and Registration Rights Agreement dated as of February 18, 2003 between TRW Automotive Acquisition Corp. and J.P. Morgan Securities Inc. for itself and on behalf of the Dollar Initial Purchasers (as defined therein)
4.11*	Joinder to the 9 3/8% $925,000,000 Senior Notes Due 2013 Exchange and Registration Rights Agreement dated as of February 28, 2003 among TRW Automotive Acquisition Corp., the Guarantors (as defined therein) and J.P. Morgan Securities Inc. for itself and on behalf of the Dollar Initial Purchasers (as defined therein)

Exhibit No.	Description of Exhibit
4.12*	10 1/8% €200,000,000 Senior Notes Due 2013 Exchange and Registration Rights Agreement dated as of February 18, 2003 between TRW Automotive Acquisition Corp. and J.P. Morgan Securities Ltd. for itself and on behalf of the Euro Initial Purchasers (as defined therein)
4.13*	Joinder to the 10 1/8% €200,000,000 Senior Notes Due 2013 Exchange and Registration Rights Agreement dated as of February 28, 2003 among TRW Automotive Acquisition Corp., the Guarantors (as defined therein) and J.P. Morgan Securities Ltd. for itself and on behalf of the Euro Initial Purchasers (as defined therein)
4.14*	11% $300,000,000 Senior Subordinated Notes Due 2013 Exchange and Registration Rights Agreement dated as of February 18, 2003 between TRW Automotive Acquisition Corp. and J.P. Morgan Securities Inc. for itself and on behalf of the Dollar Initial Purchasers (as defined therein)
4.15*	Joinder to the 11% $300,000,000 Senior Subordinated Notes Due 2013 Exchange and Registration Rights Agreement dated as of February 28, 2003 among TRW Automotive Acquisition Corp., the Guarantors (as defined therein) and J.P. Morgan Securities Inc. for itself and on behalf of the Dollar Initial Purchasers (as defined therein)
4.16*	11¾% €125,000,000 Senior Subordinated Notes Due 2013 Exchange and Registration Rights Agreement dated as of February 18, 2003 between TRW Automotive Acquisition Corp. and J.P. Morgan Securities Ltd. for itself and on behalf of the Euro Initial Purchasers (as defined therein)
4.17*	Joinder to the 11¾% €125,000,000 Senior Subordinated Notes Due 2013 Exchange and Registration Rights Agreement dated as of February 28, 2003 among TRW Automotive Acquisition Corp., the Guarantors (as defined therein) and J.P. Morgan Securities Ltd. for itself and on behalf of the Euro Initial Purchasers (as defined therein)
4.18****	8% $600,000,000 Pay-in-kind Note dated as of February 28, 2003 due February 28, 2018 issued by TRW Automotive Intermediate Holding Corp. to TRW Automotive Safety Systems Inc.
4.19****	Euro Senior Notes Second Supplemental Indenture dated as of December 4, 2003 among the Guarantors (as defined therein), TRW Automotive Inc. (formerly known as TRW Automotive Acquisition Corp.) and The Bank of New York, as Trustee.
4.20****	Euro Senior Subordinated Notes Second Supplemental Indenture dated as of December 4, 2003 among the Guarantors (as defined therein), TRW Automotive Inc. (formerly known as TRW Automotive Acquisition Corp.) and The Bank of New York, as Trustee.
4.21	Form of Rights Agreement dated January 23, 2004 between TRW Automotive Holdings Corp. and National City Bank as Rights Agent
5.1****	Opinion of Simpson Thacher & Bartlett LLP
10.1****	Second Amended and Restated Credit Agreement dated as of January 9, 2004, among TRW Automotive Holdings Corp., TRW Automotive Intermediate Holdings Corp., TRW Automotive Inc. (formerly known as TRW Automotive Acquisition Corp.), the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto from time to time, JPMorgan Chase Bank as Administrative Agent, Credit Suisse First Boston, Lehman Commercial Paper Inc., and Deutsche Bank Securities Inc., as Co-Syndication Agents, and Bank of America, N.A. as Documentation Agent

Exhibit No.	Description of Exhibit
10.2*	U.S. Guarantee and Collateral Agreement, dated and effective as of February 28, 2003, among TRW Automotive Holdings Corp., TRW Automotive Intermediate Holdings Corp., TRW Automotive Acquisition Corp., each other subsidiary of TRW Automotive Holdings Corp. party thereto, TRW Automotive Finance (Luxembourg) S.à.r.l. and JPMorgan Chase Bank, as Collateral Agent
10.3*	Finco Guarantee Agreement, dated as of February 28, 3003, between TRW Automotive Finance (Luxembourg) S.à.r.l. and JPMorgan Chase Bank, as Collateral Agent
10.4*	First-Tier Subsidiary Pledge Agreement, dated and effective as of February 28, 2003, among TRW Automotive Acquisition Corp., each subsidiary of TRW Automotive Acquisition Corp. party thereto and JPMorgan Chase Bank, as Collateral Agent
10.5*	Receivables Purchase Agreement, dated as of February 28, 2003, among Kelsey-Hayes Company, TRW Automotive U.S. LLC, TRW Vehicle Safety Systems Inc. and Lake Center Industries Transportation, Inc., as sellers, TRW Automotive U.S. LLC, as seller agent and TRW Automotive Receivables LLC, as buyer
10.6*	Transfer Agreement, dated as of February 28, 2003, between TRW Automotive Receivables LLC and TRW Automotive Global Receivables LLC
10.7*	Receivables Loan Agreement, dated as of February 27, 2003, among TRW Automotive Global Receivables LLC, as borrower, the conduit lenders and committed lenders party thereto, Credit Suisse First Boston, Hudson Castle Group Inc., Deutsche Bank AG London and JPMorgan Chase Bank, as funding agents, and JPMorgan Chase Bank as administrative agent
10.8*	Servicing Agreement, dated as of February 28, 2003, among TRW Automotive Global Receivables LLC, TRW Automotive U.S. LLC, as collection agent, the Persons identified on Schedule I thereto, as sub-collection agents, and JPMorgan Chase Bank, as administrative agent
10.9*	Performance Guaranty, dated as of February 28, 2003, among TRW Automotive Acquisition Corp., the Persons identified on Schedule IV thereto, as performance guarantors, TRW Automotive Receivables LLC, TRW Automotive Global Receivables LLC, and JPMorgan Chase as administrative agent
10.10**	Trust deed constituting £100,000,000 10% Bonds Due 2020, dated January 10, 1999, between Lucas Industries plc and The Law Debenture Trust Corporation p.l.c.
10.11*	Intellectual Property License Agreement, dated as of February 28, 2003, between TRW Automotive Acquisition Corp. and Northrop Grumman Space and Missions Corp.
10.12*	Intellectual Property License Agreement, dated as of February 28, 2003, between Northrop Grumman Space and Missions Corp. and TRW Automotive Acquisition Corp.
10.13*	Transition Services Agreement, dated as of February 28, 2003, between TRW Inc. and TRW Automotive Acquisition Corp.
10.14*	Employee Matters Agreement, dated as of February 28, 2003, between TRW Inc. and TRW Automotive Acquisition Corp.
10.15*	Insurance Allocation Agreement, dated as of February 28, 2003, between TRW Inc. and TRW Automotive Acquisition Corp.
10.16*****	Amended and Restated Stockholders Agreement between TRW Automotive Holdings Corp., Automotive Investors L.L.C. and Northrop Grumman Corporation
10.17*	Transaction and Monitoring Fee Agreement, dated as of February 28, 2003, between TRW Automotive Acquisition Corp. and Blackstone Management Partners IV L.L.C.

Exhibit No.	Description of Exhibit
10.18*	Employee Stockholders Agreement, dated as of February 28, 2003, by and among TRW Automotive Holdings Corp. and the other parties named therein
10.19*	Consent, dated as of April 4, 2003, between TRW Automotive Holdings Corp. and Automotive Investors L.L.C.
10.20	Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan
10.21*	Form of General Non-Qualified Stock Option Agreement
10.22*	Employment Agreement, dated as of February 6, 2003 between TRW Automotive Acquisition Corp., TRW Limited and John C. Plant
10.23*	Employment Agreement, dated as of February 28, 2003 by and between TRW Automotive Acquisition Corp., TRW Limited and Steven Lunn
10.24*	Employment Agreement, dated as of February 27, 2003 by and between TRW Limited and Peter J. Lake
10.25*	Employment Agreement, dated as of February 13, 2003 by and between TRW Automotive Acquisition Corp. and Joseph S. Cantie
10.26*	Employment Agreement dated as of February 13, 2003 by and between TRW Automotive Acquisition Corp. and David L. Bialosky
10.27*	Employment Agreement dated as of February 13, 2003 by and between TRW Automotive Acquisition Corp. and Robert A. Alberico
10.28*	Retention Agreement, dated August 9, 2002, by and between Northrop Grumman Corporation and John C. Plant
10.29**	Retention Agreement, dated August 9, 2002, by and between Northrop Grumman Corporation and Steven Lunn
10.30**	Retention Agreement, dated August 9, 2002, by and between Northrop Grumman Corporation and Peter J. Lake
10.31**	Retention Agreement, dated August 9, 2002, by and between Northrop Grumman Corporation and Joseph S. Cantie
10.32**	Retention Agreement, dated August 9, 2002, by and between Northrop Grumman Corporation and David L. Bialosky
10.33**	Retention Agreement, dated August 9, 2002, by and between Northrop Grumman Corporation and Robert A. Alberico
10.34*	Amended and Restated TRW Automotive Supplemental Retirement Income Plan, dated February 27, 2003
10.35*	Letter Agreement, dated May 27, 2003, between John C. Plant and TRW Automotive Inc.
10.36**	Lucas Funded Executive Pension Scheme No. 4
10.37**	TRW Automotive Benefits Equalization Plan
10.38**	TRW Automotive Deferred Compensation Plan
10.39**	Amendment No. 1, dated as of April 30, 2003, to the Receivables Loan Agreement, dated as of February 27, 2003, among TRW Automotive Global Receivables LLC, as borrower, the existing conduit lenders, the new conduit lenders, existing committed lenders, new committed lenders, existing funding agents and new funding agents party thereto, and JPMorgan Chase Bank as administrative agent

Exhibit No.	Description of Exhibit
10.40**	Amendment No. 2, dated as of May 19, 2003, to the Receivables Loan Agreement, dated as of February 27, 2003, among TRW Automotive Global Receivables LLC, as borrower, the conduit lenders, the committed lenders and the funding agents party thereto and JPMorgan Chase Bank, as administrative agent
10.41***	Amendment No. 3, dated as of September 26, 2003, to the Receivables Loan Agreement, dated as of February 27, 2003, among TRW Automotive Global Receivables LLC, as borrower, the conduit lenders, the committed lenders and the funding agents party thereto and JPMorgan Chase Bank, as administrative agent
10.42****	Amendment No. 4, dated as of January 8, 2004, to the Receivables Loan Agreement, dated as of February 27, 2003, among TRW Automotive Global Receivables LLC, as borrower, the conduit lenders, the committed lenders and the funding agents party thereto and JPMorgan Chase Bank, as administrative agent
10.43****	Amendment No. 5, dated as of January 8, 2004, to the Receivables Loan Agreement, dated as of February 27, 2003, among TRW Automotive Global Receivables LLC, as borrower, the conduit lenders, the committed lenders and the funding agents party thereto and JPMorgan Chase Bank, as administrative agent
10.44	Form of Share Repurchase Agreement between TRW Automotive Holdings Corp. and Automotive Investors L.L.C.
21.1****	List of Subsidiaries
23.1****	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2****	Consent of Ernst & Young LLP
23.3****	Consent of The Dohring Co.
24.1****	Powers of Attorney of the directors (other than J. Michael Losh) and officers of the registrant (included in the signature page to the initially filed registration statement)
24.2****	Power of Attorney of J. Michael Losh

*	Incorporated by reference to the Registration Statement on Form S-4 of TRW Automotive Inc., (File No. 333-106702) filed on July 1, 2003.
**	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 of TRW Automotive Inc., (File No. 333-106702) filed on September 12, 2003.
***	Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-4 of TRW Automotive Inc., (File No. 333-106702) filed on October 30, 2003.
****	Filed previously.
*****	To be filed by amendment.